EXHIBIT 21
HILL-ROM HOLDINGS, INC.
SUBSIDIARIES OF THE REGISTRANT
All subsidiaries of the Company as of November 5, 2008 are wholly-owned Indiana corporations, unless otherwise noted.
Hill-Rom, Inc.
Subsidiaries of Hill-Rom, Inc.
Advanced Respiratory, Inc., a Minnesota corporation
Allen Medical Systems, Inc.
Hill-Rom Manufacturing, Inc., a Delaware corporation
Hill-Rom Services, Inc., a Delaware corporation
Jointly owned subsidiaries of Hill-Rom, Inc. and Advanced Respiratory, Inc.
Hill-Rom Company, Inc.
Subsidiaries of Hill-Rom Company, Inc.
NaviCare Systems, LLC
Hill-Rom International, Inc.
MEDIQ/PRN Life Support Services, LLC, a Delaware limited liability company
Liko North America, LLC
Subsidiary of Hill-Rom Manufacturing, Inc.
Hill-Rom Canada, Ltd., an (Ontario) Canadian Corporation
Subsidiaries of Hill-Rom International Inc.
Hill-Rom Australia Pty, Ltd, an Australian corporation
Hill-Rom Asia Limited, a Hong-Kong corporation
Hill-Rom Japan KK, a Japanese corporation
Subsidiaries of Hill-Rom Australia Pty, Ltd.
Medicraft Manufacturing Pty. Ltd, an Australian corporation
Medicraft Australia Pty. Ltd, an Australian corporation
Jointly owned by Medicraft Manufacturing Pty, Ltd. and Medicraft Australia Pty. Ltd.
Medicraft Australia Unit Trust, an Australian entity
Subsidiary of Hill-Rom Asia Limited
Hill-Rom Business Services Co., LTD, a Hong-Kong corporation
Subsidiary of Hill-Rom Services, Inc.
Hill-Rom SARL, a French corporation
Hill-Rom Services Pte, Ltd., a Singapore corporation
Subsidiary of Allen Medical Systems, Inc.
AMATECH Corporation
Jointly owned subsidiary of Hill-Rom Services, Inc. and Hill-Rom, Inc.
Hill-Rom International B.V., a Netherlands corporation
Hill-Rom HB, a Swedish partnership

Subsidiaries of Hill-Rom International B.V.
Hill-Rom B.V., a Netherlands corporation
Hill-Rom Ltd., a United Kingdom corporation
Hillrom S.A., a Switzerland corporation
Hill-Rom Austria GmbH, an Austrian corporation
Hill-Rom Sociedade Unipessoal, LDA (Portugal)
Hill-Rom Global Holdings, B.V., a Netherlands corporation
Jointly owned subsidiaries of Hill-Rom International B.V. and Hill-Rom Services, Inc.
Hill-Rom de Mexico S de RL de CV, a Mexican corporation
Hill-Rom Servicios S de RL de CV, a Mexican corporation
Hill-Rom GmbH, a German corporation
Subsidiary of Hill-Rom B.V.
Hill-Rom Finland, a Finland Corporation
Subsidiary of Hill-Rom, Ltd. (UK)
Hill-Rom (UK), Ltd., a United Kingdom corporation
Subsidiaries of Hill-Rom SARL
Hill-Rom Industries SA, a French corporation
Hill-Rom, S.p.A, an Italian corporation
Hill-Rom SAS, a French corporation
SCI Le Couviour Immoblier, a French corporation
Hill-Rom Iberia S.L., a Spanish corporation
Hill-Rom AB, a Swedish corporation
Jointly owned by Hill-Rom SARL and Hill-Rom SAS
Hill-Rom sro, a Czech Republic corporation
Subsidiary of Hill-Rom AB
Liko Vårdlyft AB, a Swedish corporation
Subsidiaries of Liko Vårdlyft AB
Liko R&D AB, a Swedish corporation
Liko Competence AB, a Swedish corporation
Liko AB, a Swedish corporation
Liko Production AB, a Swedish corporation
Liko Textil AB, a Swedish corporation
Liko UK Ltd., a United Kingdom corporation
Liko GmbH, a German corporation
Liko Norge AS, a Norway corporation
Nordic Rehab AB, a Swedish corporation
Liko Invest AB, a Swedish corporation